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                                                                  EXHIBIT 23.5

                     [LETTERHEAD OF GEOTHERMEX, INC.]

                  GEOTHERMAL RESOURCE CONSULTANT'S CONSENT

We consent to the incorporation in this Registration Statement of Salton Sea Funding Corporation, Salton Sea Brine Processing L.P., salton Sea Power Generation L.P., Fish Lake Power LLC, Vulcan Power Company, CalEnergy Operating Corporation, Salton Sea Royalty LLC, VPC Geothermal LLC, San Felipe Energy Company, Conejo Energy Company, Niguel Energy Company, Vulcan/BN Geothermal Power Company, Leathers, L.P., Del Ranch L.P., Elmore, L.P., Salton Sea Power L.L.C., CalEnergy Minerals LLC, CE Turbo LLC, CE Salton Sea Inc. and Salton
Sea Minerals Corp. on Form S-4 of our report dated August 1998 of our analysis of the long-term resource sufficiency of the Salton Sea Known Geothermal Resource Area.

GEOTHERMEX, INC.

/s/ Subir K. Sanyal
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By:    Subir K. Sanyal
Title: President

Richmond, California
May 24, 1999